*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit. ***

Exhibit 10.4
Agreement on Fees Pertaining to Syndicate Loan
In connection with the Syndicate Loan Agreement (hereinafter referred to as the “Original Agreement”) dated September 24, 2024 between D&M Holdings Inc. (hereinafter referred to as “Party A”) as the Borrower, The Shoko Chukin Bank, Ltd. (hereinafter referred to as “Party B”) and others as the participating financial institutions, and Party B as the arranger and the Agent, Party A and Party B agree as follows with respect to the fees payable by Party A to Party B. Terms defined in the Original Agreement shall have the same meaning in this Agreement unless otherwise defined in this Agreement.
1.In consideration of Party B performing the following two affairs in connection with the Original Agreement, Party A shall pay Party B fees specified below in the manner specified below.
(1)Arrangement affairs of the syndicate loan to be originated pursuant to the Original Agreement, affairs for inviting financial institutions to participate, preparation of agreements and various other affairs up to the execution of the Original Agreement
(2)Agent services for the syndicate loan originated under the Original Agreement, various affairs after the execution of the Original Agreement as the Agent for the participating financial institutions provided in the Original Agreement
2.Fees to be paid by Party A to Party B under this Agreement shall not be refundable under any circumstances.
3.Fees payable hereunder shall be paid without any deduction or withholding, and the provisions of the Original Agreement shall apply mutatis mutandis to the increase of amount, tax payment certificate and other related matters in the case where such deduction or withholding is required.
4.Neither Party A nor Party B may disclose in any manner all or any part of the content of this Agreement to any third party without the prior written consent of the other party.
5.Matters not stipulated in this Agreement shall be resolved through consultation between Party A and Party B.
Description
(i)Fees for arrangement affairs
Amount: […***…] yen (including […***…] yen in consumption tax at a rate of 10%) Party B shall allocate the participation fees as follows.

Recipient of allocation	Amount of allocation
The Ashikaga Bank, Ltd.	[…***…] yen as the participation fee (including […***…] yen in consumption tax at a rate of 10%)
Kiraboshi Bank, Ltd.	[…***…] yen as the participation fee (including […***…] yen in consumption tax at a rate of 10%)
Total	[…***…] yen (including […***…] yen in consumption tax at a rate of 10%)
Payment method: Payable in lump-sum on the Repayment Date (via withdrawal from the Syndicate Account)
Repayment Date: September 24, 2024 (date of agreement)

(ii)Fees for Agent affairs
Amount:    […***…] yen (including […***…] yen in consumption tax at a rate of 10%)
Payment method: […***…] yen (including […***…] yen in consumption tax at a rate of 10%) shall be paid on the date of agreement as the first payment date, and […***…] yen (including […***…] yen in consumption tax at a rate of 10%) shall be paid on each Repayment Date thereafter (via withdrawal from the Syndicate Account).
Repayment Date: September 24, 2024 (date of agreement) as the first Repayment Date, and September 24 of each year thereafter until September 24, 2028 (however, if such date falls on a day other than a Business Day, the immediately preceding Business Day)
(iii)Total amount of fees for arrangement affairs and fees for Agent affairs
Amount: […***…] yen (including […***…] yen in consumption tax at a rate of 10%)
End

IN WITNESS WHEREOF, Party A and Party B have caused this Agreement to be executed in duplicate by affixing their names and seals thereto, and each party retains one copy thereof, respectively.

September 24, 2024

Party A
Party B
Registration number: T9010001120408